UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 24, 2013
Yadkin Valley Financial Corporation
(Exact Name of Registrant As Specified in Its Charter)
North Carolina
(State or Other Jurisdiction of Incorporation)

000-52099	20-4495993

(Commission File Number)	(I.R.S. Employer Identification No.)

209 North Bridge Street, Elkin, NC	28621

(Address of Principal Executive Offices)	(Zip Code)
(704) 768-1161
(Registrant's Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 ITEM 2.02. Results of Operations and Financial Condition
Elkin, NC - January 24, 2013 - Yadkin Valley Financial Corporation (NASDAQ: YAVY), the holding company for Yadkin Valley Bank and Trust Company, announced today financial results for the fourth quarter and full year ended December 31, 2012. Net loss to common shareholders for the quarter was $25.3 million, or $1.21 per diluted share, compared to net loss of $81,000, or $0.00 per diluted share, in the third quarter of 2012, and net income of $2.2 million, or $0.11 per diluted share, in the fourth quarter of 2011. Net loss to common shareholders for the year was $12.6 million, or $0.64 per diluted share, compared to net loss of $17.4 million or $0.95 per diluted share in 2011.

A copy of the press release issued by Yadkin Valley Financial Corporation dated January 24, 2013 announcing financial results for the quarter ending December 31, 2012 is attached hereto.

About Yadkin Valley Financial Corporation

Yadkin Valley Financial Corporation is the holding company for Yadkin Valley Bank and Trust Company, a full-service community bank providing services in 34 branches throughout its two regions in North Carolina and South Carolina. The Western Region serves Avery, Watauga, Ashe, Surry, Wilkes, Yadkin, and Iredell Counties. The Southern Region serves Durham, Orange, Granville, Mecklenburg, and Union Counties in North Carolina, and Cherokee and York Counties in South Carolina. The Bank provides mortgage lending services through its mortgage division, Yadkin Valley Mortgage, headquartered in Greensboro, NC. Securities brokerage services are provided by Main Street Investment Services, Inc., a Bank subsidiary with four offices located in the branch network. Yadkin Valley Financial Corporation's website is www.yadkinvalleybank.com. Yadkin Valley shares are traded on NASDAQ under the symbol YAVY.

SAFE HARBOR

This news release contains forward-looking statements, as defined by Federal Securities Laws, including statements about financial outlook and business environment. Forward looking statements generally include words such as “expects,” “projects,” “anticipates,” “believes,” “intends,” “estimates,” “strategy,” “plan,” “potential,” “possible” and other similar expressions.  These statements are provided to assist in the understanding of future financial performance and such performance involves risks and uncertainties that may cause actual results to differ materially from those anticipated in such statements. Any such statements are based on current expectations and involve a number of risks and uncertainties.  For a discussion of some factors that may cause such forward-looking statements to differ materially from actual results, please refer to the section entitled “Forward-Looking Statements” on pages 45-47 of Yadkin Valley Financial Corporation's quarterly report filed on Form 10-Q with the SEC for the quarter ended September 30, 2012 and in the sections entitled “Risk Factors” in quarterly reports filed on Form 10-Q for the quarters ended September 30, 2012, June 30, 2012 and March 31, 2012, annual report filed on Form 10-K for the year ended December 31, 2011, and, once available, the annual report filed on Form 10-K for the year ended December 31, 2012. Additional factors that may cause our forward-looking statements to differ materially from actual results include, without limitation: (1) the shareholder approvals required for the Private Placement may not be obtained or may not be obtained on the schedule that we anticipate; (2) other closing conditions for the Private Placement may not be satisfied; (3) we may not successfully negotiate and enter into definitive agreements with respect to, and close the, asset sales or accelerated foreclosed properties dispositions under the Asset Disposition Plan; and (4) the asset sales or accelerated foreclosed properties dispositions may not occur within our currently expected ranges for price and other terms, and the pre-tax charges associated with such sales may exceed the pre-tax charges that we currently anticipate. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise forward-looking statements.

ITEM 9.01. Financial Statements and Exhibits

(c)	Exhibits
Exhibit No.	Exhibit
99.1	Earnings Press Release for the quarter ended December 31, 2012.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YADKIN VALLEY FINANCIAL CORPORATION
January 24, 2013	By:	/s/ Jan H. Hollar
		Name:	Jan H. Hollar
		Title:	Executive Vice President and Chief Financial Officer
"Principal Accounting Officer"

EXHIBIT INDEX

Exhibit Number	Description
99.1	Earnings Press Release for the quarter ended December 31, 2012.